United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2008
(Date of Report)

Environment Ecology Holding Co. of China
(Exact name of registrant as specified in its charter)

Florida (State of incorporation)	000-51818 (Commission File Number)	20-4200300 (IRS Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street Xi’an, Shaanxi Province, P.R. China (Address of principal executive offices)

(8629) 8826-5109 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX- 10.1 Senior Secured Convertible Redeemable Debenture
EX-10.2 Securities Purchase Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2008 Environment Ecology Holding Co. of China (the “Company”) issued a Senior Secured Convertible Redeemable Debenture (the “Debenture” a specimen debenture is attached hereto as Exhibit 10.1) to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.  For value received, the Company shall pay to the order of the Holder by June 30, 2010 in lawful money of the United States of America and in immediately available funds the unpaid principal sum of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) together with interest on the unpaid principal of the Debenture at the rate of ten percent (10%) per annum (the “Interest Rate”) payable monthly in cash on the outstanding balance commencing one (1) month from the date  of the Debenture.  Upon default, the Interest Rate shall be increased to a rate of eighteen percent (18%) per annum.

The Holder of the Debenture maintains the option to convert all or any part of the principal amount of the Debenture, plus accrued interest, into shares of Common Stock at a price per share equal to:  the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the Volume Weighted Average Price (“VWAP”) as quoted by Bloomberg L.P. on June 30, 2008 or (b) an amount equal to eighty-five percent (85%) of the lowest daily closing VWAP as quoted by Bloomberg L.P. during the five (5) trading days immediately preceding the Conversion Date.  The Holder shall not convert more than twenty-five thousand dollars ($25,000) principal amount of the Debenture in any week.  During any week in which the Company’s Common Stock trades at a price per share in excess of thirty cents ($0.30), the Holder shall be permitted to convert up to one hundred thousand dollars ($100,000) principal amount of the Debenture.

The Company shall redeem the Debenture in twenty-four (24) equal installments of principal and accrued interest monthly beginning on the one (1) month anniversary following the First Closing Date (June 30, 2008).  The Company shall pay a ten percent (10%) redemption premium on the principal redeemed each month.

The Holder shall deduct the first two (2) interest payments at the Closing (June 30, 2008).  Upon the occurrence of an Event of Default (as defined in Exhibit 10.1 attached hereto) by the Company, the Holder has the option to elect that the interest due and payable be paid in cash or in the form of Common Stock.  If paid in the form of Common Stock, that number of shares of Common Stock with a value equal to the amount of interest due shall be issued.  The amount of stock to be issued will be calculated as follows:  the value of the stock shall be eighty-five percent (85%) of the lower of:  (i) the VWAP as quoted by Bloomberg L.P. on the date the interest payment is due; or (ii) if the interest payment is not made when due, the VWAP as quoted by Bloomberg L.P. on the date the interest payment is made.  No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

The Debenture is secured by all of the assets and property of the Company and its subsidiaries.  The Holder’s security interest shall terminate upon the occurrence of an Expiration Event (as defined in Exhibit 10.1 attached hereto).

Item 3.02  Unregistered Sales of Equity Securities.

On June 30, 2008, the “Company” entered into a Securities Purchase Agreement (the “Agreement” attached hereto as Exhibit 10.2) with Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Investor”).  Under the Agreement, the Investor agreed to purchase up to Six Million Dollars ($6,000,000) of secured convertible redeemable debentures, of which:  (a) Two Million Five Hundred Thousand Dollars ($2,500,000) were funded on the date of the agreement and (b) up to an additional Three Million Five Hundred Thousand Dollars ($3,500,000) is to be funded at the discretion of the Investor following the request of the Company for a total purchase price of up to Six Million Dollars ($6,000,000).  The Debentures purchased by Investor shall have a maturity date of two (2) years from the First Closing.

Pursuant to the Agreement, on June 30, 2008, the Company’s Board of Directors issued two million five hundred thousand (2,500,000) shares of the Company’s Common Stock to James G. Dodrill, II, P.A as escrow agent for the benefit of and as a fee payable to the Investor in consideration of monies raised.  The shares were issued with restrictive legend, pursuant to the Securities Act of 1933, as amended, and applicable state law.  Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts:  (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also pursuant to the Agreement and in a separate issuance on June 30, 2008, the Company’s Board of Directors issued fifty million (50,000,000) shares of the Company’s Common Stock to James G. Dodrill, II, P.A. as escrow agent to be held as collateral to be foreclosed on in the event of default in the convertible debenture transaction.  The shares were issued with restrictive legend, pursuant to the Securities Act of 1933, as amended, and applicable state law.  Specifically, we relied on section 4(2) of the Securities Act of 1933.  We issued these shares based on the following facts:  (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Senior Secured Convertible Redeemable Debenture, dated as of June 30, 2008, by and among Environment Ecology Holding Co. of China and Trafalgar Capital Specialized Investment Fund, Luxembourg.
	Exhibit 10.2	Securities Purchase Agreement, dated as of June 30, 2008, by and among Environment Ecology Holding Co. of China and Trafalgar Capital Specialized Investment Fund, Luxembourg.
	Exhibit 10.3	Registration Right Agreement dated as of June 30, 2008, by and among Environment Ecology Holding Co. of China and Trafalgar Capital Specialized Investment Fund, Luxembourg.
	Exhibit 10.4	Security Agreement dated as of June 30, 2008, by and among Environment Ecology Holding Co. of China and Trafalgar Capital Specialized Investment Fund, Luxembourg.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	Environment Ecology Holding Co. of China

/s/ Liu, Sheng Li
Liu, Sheng Li
President